Exhibit 99.2

GOTHAM BANK OF NEW YORK

FINANCIAL STATEMENTS

December 31, 2011 and 2010

GOTHAM BANK OF NEW YORK

New York, New York

FINANCIAL STATEMENTS

December 31, 2011 and 2010

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Gotham Bank of New York

New York, New York

We have audited the accompanying balance sheets of Gotham Bank of New York (the “Bank”) as of December 31, 2011 and 2010, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gotham Bank of New York as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

Livingston, New Jersey

March 20, 2012

1.

GOTHAM BANK OF NEW YORK

BALANCE SHEETS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

	2011	2010
ASSETS
Cash and cash equivalents	$44,283	$43,034
Securities available for sale	206,004	125,002
Securities held to maturity (fair value 2010—$76,785)	—	77,244
Loans, net of allowance	179,243	134,236
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock, at cost	1,045	1,749
Premises and equipment	562	700
Accrued interest receivable	1,133	1,253
Prepaid Federal Deposit Insurance Corporation (“FDIC”) insurance	686	997
Prepaid and other assets	292	278

	$433,248	$384,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Demand deposits	$236,640	$181,542
Savings and time deposits	132,815	128,765

Total deposits	369,455	310,307

Securities sold under agreements to repurchase	20,000	20,000
FHLB advances	10,000	25,000
Accrued interest and other liabilities	1,599	585

Total liabilities	401,054	355,892

Commitments and contingent liabilities

Stockholders’ equity
Capital stock (par value $10)
Authorized – 612,500 shares; 305,175 shares issued in 2011 and 2010, and 295,295 and 296,795 shares outstanding	3,052	3,052
Capital surplus	2,744	2,738
Retained earnings	26,231	23,043
Treasury stock, at cost (2011 – 9,880 shares; 2010 – 8,380 shares)	(763)	(637)
Accumulated other comprehensive income	930	405

Total stockholders’ equity	32,194	28,601

	$433,248	$384,493

See accompanying notes to financial statements.

2.

GOTHAM BANK OF NEW YORK

STATEMENTS OF INCOME

Years ended December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

	2011	2010
Interest income
Loans, including fees	$8,532	$7,015
Investment securities	5,392	5,526
Federal funds sold and other	82	101

	14,006	12,642

Interest expense
Deposits	2,877	3,058
Securities under agreement to repurchase	835	859
FHLB advances	364	458

	4,076	4,375

Net interest income	9,930	8,267

Provision for loan losses	397	1,240

Net interest income after provision for loan losses	9,533	7,027

Noninterest income
Service charges on deposits	224	225
Other fee income	293	340
Gains on sales of securities	4,487	2,473

	5,004	3,038

Noninterest expense
Salaries and employee benefits	4,662	4,202
Occupancy expense	958	926
Data processing	254	237
Professional fees	452	242
FDIC insurance	290	501
Charitable contributions	67	24
Depreciation and amortization	158	206
Supplies	43	41
Other operating expenses	415	408

	7,299	6,787

Earnings before provision for income taxes	7,238	3,278

Income tax expense	3,281	1,499

Net income	$3,957	$1,779

Earnings per common share:
Basic	$13.39	$5.99
Diluted	$13.39	$5.99

Weighted average number of shares outstanding:
Basic	295,421	296,795
Diluted	295,421	296,795

See accompanying notes to financial statements.

3.

GOTHAM BANK OF NEW YORK

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years ended December 31, 2011 and 2010

(Dollar amounts in thousands except share amounts)

	Capital Stock					Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares Outstanding	Par Value $10	Surplus	Retained Earnings	Treasury Stock
Balance at January 1, 2010	299,545	$3,052	$2,700	$21,922	$(411)	$39	$27,302

Comprehensive income:
Net income	—	—	—	1,779	—	—	1,779
Change in unrealized gain on securities available for sale net of reclassification and tax effects	—	—	—	—	—	366	366

Total comprehensive income							2,145
Cash dividends declared ($2.20 per share)	—	—	—	(658)	—	—	(658)
Stock based compensation expense	—	—	38	—	—	—	38
Purchase of treasury stock	(2,750)	—	—	—	(226)	—	(226)

Balance at December 31, 2010	296,795	3,052	2,738	23,043	(637)	405	28,601

Comprehensive income:
Net income	—	—	—	3,957	—	—	3,957
Change in unrealized gain on securities available for sale net of reclassification and tax effects	—	—	—	—	—	525	525

Total comprehensive income							4,482
Cash dividends declared ($2.60 per share)	—	—	—	(769)	—	—	(769)
Stock based compensation expense	—	—	6	—	—	—	6
Purchase of treasury stock	(1,500)	—	—	—	(126)	—	(126)

Balance at December 31, 2011	295,295	$3,052	$2,744	$26,231	$(763)	$930	$32,194

See accompanying notes to financial statements.

4.

GOTHAM BANK OF NEW YORK

STATEMENTS OF CASH FLOWS

Years ended December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

	2011	2010
Cash flows from operating activities
Net income	$3,957	$1,779
Adjustments
Provision for loan losses	397	1,240
Depreciation and amortization	158	206
Net realized gain on sales of securities	(4,487)	(2,473)
Net premium amortization	2,239	2,403
Stock based compensation expense	6	38
Deferred federal income tax expense	(114)	(26)
Changes in assets and liabilities
Accrued interest receivable	120	36
Prepaid FDIC insurance	311	306
Prepaid and other assets	(159)	629
Other liabilities	874	315

Net cash from operating activities	3,302	4,453

Cash flows from investing activities
Purchase of investment securities
Available for sale	(248,601)	(115,225)
Held to maturity	—	(77,595)
Proceeds from principal payments and maturities of securities
Available for sale	31,485	30,404
Held to maturity	5,702	15,417
Proceeds from sale and call of available-for-sale securities	170,828	121,268
Proceeds from securities called—held to maturity	40,000	20,000
Net decrease (increase) in FRB and FHLB stock	704	(127)
Loan originations and payments, net	(45,404)	(6,682)
Premises and equipment acquisitions	(20)	(114)

Net cash for investing activities	(45,306)	(12,654)

Cash flows from financing activities
Net change in deposits	59,148	13,545
Proceeds of FHLB advances	20,000	10,000
Repayments of FHLB advances	(35,000)	(10,000)
Cash dividends paid	(769)	(658)
Purchase of treasury stock	(126)	(226)

Net cash from financing activities	43,253	12,661

Net increase in cash and cash equivalents	1,249	4,460

Cash and cash equivalents at beginning of year	43,034	38,574

Cash and cash equivalents at end of year	$44,283	$43,034

Supplemental cash flow data
Cash paid during year for
Income taxes	$2,603	$1,265
Interest	$4,091	$4,432

Supplemental noncash disclosures
Transfer from held to maturity to available for sale securities	$31,168	$—

See accompanying notes to financial statements.

5.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Gotham Bank of New York (the “Bank”) is a commercial bank operating principally in the New York City metropolitan area. The Bank follows generally accepted accounting principles and, where applicable, the accounting and reporting guidelines prescribed by banking regulatory authorities.

As a state bank, the Bank is subject to regulations by the New York State Banking Department and the Federal Deposit Insurance Corporation (“FDIC”).

Subsequent Events: The Bank has evaluated subsequent events for recognition and disclosure through March 20, 2012, which is the date the financial statements were available to be issued.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash and deposits with other financial institutions under 90 days. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, federal funds sold and repurchase agreements.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

(Continued)

6.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on commercial and commercial real estate loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual are reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is increased through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the uncollectability of all or a portion of the principal is confirmed. The allowance is an amount that management believes will be adequate to absorb probable incurred losses on existing loans. Management’s evaluation of the adequacy of the allowance for loan losses is performed on a periodic basis and takes into consideration such factors as the credit risk grade assigned to the loan, historical loan loss experience and review of specific problem loans (including evaluations of the underlying collateral). Historical loss experience is adjusted by management based on their judgment as to the current impact of the qualitative factors including changes in the composition and volume of loan portfolio, overall portfolio quality, and current economic conditions that may affect the borrowers’ ability to pay. Management believes that the allowance for loan losses is adequate to absorb probable incurred losses. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Management, after considering the current information and events regarding the borrower’s ability to repay their obligations, classifies a loan as impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be collateral dependent loan, loan is reported, net, at the fair value of collateral. For troubled debt restructurings that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

(Continued)

7.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. Loans not impaired but classified as substandard and special mention use a historical loss factor on a rolling two year history of net losses. For all other unclassified loans, the historical loss experience is determined by portfolio class and is based on the actual history experienced by the Bank over the most recent two years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio class. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments have been identified: commercial and commercial real estate. Prior to 2011, the general component was based on peer information. There was not a material impact on the allowance or provision for loan losses as a result of the change in methodology.

Risk Characteristics: Commercial loans consist of loans to small to mid-sized businesses in our market area in a diverse range of industries. These loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrowers’ business. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. The credit risk related to commercial loans is largely influenced by general economic conditions and the resulting impact on a borrower’s operations or on the value of the underlying collateral, if any.

Commercial real estate loans generally have larger balances and involve a greater degree of risk than residential mortgage loans, inferring higher potential losses on an individual customer basis. Loan repayment is often dependent on the successful operation and management of the properties and/or businesses occupying the properties, as well as on the collateral securing the loan. Economic events or conditions in the real estate market could have an adverse impact on the cash flows generated by the properties securing the Bank’s commercial real estate loans and on the value of such properties.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method. Furniture, fixtures and equipment are depreciated using the straight-line method.

Federal Home Loan Bank (“FHLB”) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Federal Reserve Bank (“FRB”) Stock: The Bank is a member of its regional FRB. FRB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Long-term Assets: Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

(Continued)

8.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. The Bank recognizes interest and/or penalties related to income tax matters in income tax expense.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Stock Based Compensation: Compensation cost is recognized for stock options issued to employees and directors, based on the fair value of the awards at the date of grant. A Black-Sholes model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements.

Dividend Restriction: Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year’s net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates.

(Continued)

9.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 2 – SECURITIES

The following tables summarize the amortized cost and fair value of securities available-for-sale and securities held-to-maturity at December 31, 2011 and 2010, and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) and gross unrecognized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2011
Available for sale
Mortgage-backed—residential	$204,332	$2,278	$(606)	$206,004

There were no securities classified as held-to-maturity at December 31, 2011.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2010
Available for sale
U.S. Treasury and federal agency	$10,000	$—	$—	$10,000
Mortgage-backed—residential	114,254	1,286	(538)	115,002

Total available for sale	$124,254	$1,286	$(538)	$125,002

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held to maturity
Federal agency	$39,991	$—	$(1,591)	$38,400
Mortgage-backed—residential	37,253	1,551	(419)	38,385

Total held to maturity	$77,244	$1,551	$(2,010)	$76,785

The amortized cost and fair value of the investment securities portfolio are shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	December 31, 2011		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Available-for-sale
Within one year	$—	$—	$—	$—
One to five years	—	—	10,000	10,000
Five to ten years	—	—	—	—
Beyond ten years	—	—	—	—
Mortgage backed—residential	204,332	206,004	114,254	115,002

Total	$204,332	$206,004	$124,254	$125,002

(Continued)

10.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 2 – SECURITIES (Continued)

	December 31, 2011		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Held-to-maturity
Five to ten years	$—	$—	$39,991	$38,400
Mortgage backed—residential	—	—	37,253	38,385

Total	$—	$—	$77,244	$76,785

Sales of available for sale securities were as follows:

	2011	2010
Proceeds	$170,828	$121,268
Gross gains	4,698	2,473
Gross losses	211	—

During the year, the Bank transferred securities classified as held-to-maturity with a carrying value of $31,168 to available for sale in anticipation of the ratings agency downgrade of the U.S. Treasury. Unrealized gains of $1,728 were recorded to other comprehensive income at the time of the transfer. Sales during the year included $19,496 of these securities resulting in net gains of $1,633.

Securities pledged at the years ended 2011 and 2010 had a carrying amount of $62,919 and $61,329, respectively, and were pledged to secure repurchase agreements and FHLB advances.

At the years ended 2011 and 2010, there were no holdings of securities of any one issuer, other than the U.S. Government, its agencies or its sponsored agencies in an amount greater than 10% of stockholders’ equity.

Securities with unrealized losses at year-end 2011 and 2010, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
2011
Available for sale
Mortgage-backed—residential	$37,241	$605	$5,224	$1	$42,465	$606

2010
Available for sale
Mortgage-backed—residential	$59,727	$538	$—	$—	$59,927	$538

Held to maturity
Federal agency	$38,400	$1,591	$—	$—	$38,400	$1,591
Mortgage-backed—residential	13,689	419	—	—	13,689	419

Total held to maturity	$52,089	$2,010	$—	$—	$52,089	$2,010

(Continued)

11.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 2 – SECURITIES (Continued)

The unrealized losses on investments in residential mortgage-backed securities were caused by market conditions. The contractual cash flows of these securities are guaranteed by U.S. Government agencies. It is expected that the securities would not be settled at a price less than the amortized cost of the investment. Because the decline in fair value is not attributable to credit quality, and because the Bank does not have the intent to sell the securities and it is likely that it will not be required to sell the securities before their anticipated recovery, these investments are not considered other-than-temporarily impaired as of December 31, 2011 and 2010.

The Bank’s mortgage-backed-residential portfolio includes a non-agency collateralized mortgage obligation with a fair value of $2,900 which had unrealized losses of approximately $477 thousand at December 31, 2011. This non-agency mortgage-backed security was rated AAA at purchase and is rated AA by Standard & Poor’s and BBB by Fitch as of December 31, 2011. The Bank monitors to insure it has adequate credit support and as of December 31, 2011, the Bank believes there is no OTTI and does not have the intent to sell this security and it is likely that it will not be required to sell the security before its anticipated recovery.

Management has not recognized any other-than-temporary impairment as of December 31, 2011 or 2010.

NOTE 3 – LOANS

Loans at year-end December 31 were as follows:

	2011	2010
Commercial	$84,816	$77,515
Commercial real estate	96,795	58,748

	181,611	136,263
Net deferred loan fees	(113)	(72)
Allowance for loan losses	(2,255)	(1,955)

Loans, net	$179,243	$134,236

The following table presents the activity in the allowance for loan losses by portfolio segment for the year ending December 31, 2011:

	Commercial	Commercial Real Estate	Unallocated	Total
December 31, 2011
Allowance for loan losses:
Beginning balance	$1,279	$564	$112	$1,955
Provision for loan losses	128	262	7	397
Loans charged-off	—	(125)	—	(125)
Recoveries	28	—	—	28

Total ending allowance balance	$1,435	$701	$119	$2,255

(Continued)

12.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 3 – LOANS (Continued)

Activity in the allowance for loan losses for the year ending December 31, 2010, was as follows:

Beginning balance	$2,052
Provision for loan losses	1,240
Loans charged-off	(1,338)
Recoveries	1

Ending balance	$1,955

The following tables represent the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment based on the impairment method as of December 31, 2011:

	Commercial	Commercial Real Estate	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$204	$—	$—	$204
Collectively evaluated for impairment	1,231	701	119	2,051

Total	$1,435	$701	$119	$2,255

Loans receivable:
Individual evaluated for impairment	$629	$682	$—	$1,311
Collectively evaluated for impairment	84,187	96,113	—	180,300

Total	$84,816	$96,795	$—	$181,611

The following table presents information related to impaired loans by class of loans as of and for the period ended December 31, 2011:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
December 31, 2011
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—	$—
Commercial real estate	1,364	682	—	682	—	—

	1,364	682	—	682	—	—

With an allowance recorded:
Commercial	629	629	204	644	13	13
Commercial real estate	—	—	—	—	—	—

	629	629	204	644	13	13

Total	$1,993	$1,311	$204	$1,326	$13	$13

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality.

(Continued)

13.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 3 – LOANS (Continued)

The following tables summarize the Bank’s impaired loans as of December 31, 2010:

Individually impaired loans were as follows:

2010
Year end loans with no allocated allowance for loan losses	$979
Year end loans with allocated allowance for loan losses	—

$979

Amount of the allowance for loan losses allocated	$—
Average of individual impaired loans during the year	$3,007
Interest income recognized during impairment	32
Cash basis interest income recognized	32

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2011 and December 31, 2010:

	Nonaccrual 2011	Loans Past Due Over 90 Days Still Accruing 2011
Commercial	$356	$—
Commercial real estate	682	—

Total	$1,038	$—

Nonaccrual loans and loans past due 90 days still on accrual were as follows:

2010
Loans past due over 90 days still on accrual	$—
Nonaccrual loans	1,364

The following table presents the aging of the recorded investment in past due loans by the loan portfolio class as of December 31, 2011:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans Receivable	Loans Past Due 90 Days and Still Accruing
Commercial	$797	$334	$—	$1,131	$83,685	$84,816	$—
Commercial real estate	—	—	682	682	96,113	96,795	—

Total	$797	$334	$682	$1,813	$179,798	$181,611	$—

(Continued)

14.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 3 – LOANS (Continued)

Troubled Debt Restructurings:

The Bank has allocated $204 and $15 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2011 and 2010. The Bank has committed to lend no additional amounts to customers with outstanding loans that are classified as troubled debt restructurings.

The balance of troubled debt restructured loans at year-end 2011 is represented by two loans that are currently performing under their restructured terms and for which the Bank has no commitment to lend additional funds.

There were no loan modifications classified as troubled debt restructurings during the year ending December 31, 2011. There were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the year ending December 31, 2011.

Credit Quality Indicators:

The Bank categorizes loans into risk categories based on relevant information about the quality and realizable value of collateral, if any, and the ability of borrowers to service their debts such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed whenever a credit is extended, renewed or modified, or when an observable event occurs indicating a potential decline in credit quality, and no less than annually for large balance loss. The Bank used the following definitions for risk ratings:

Special Mention – Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or the Bank’s credit position at some future date.

Substandard – Loans classified as substandard are inadequately protected by the current sound worth and paying capacity of the obligator, or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the repayment and liquidation of the debt. They are characterized by distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Normal payment from the borrower is in jeopardy, although loss of principal, while still possible, is not imminent.

Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.

(Continued)

15.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 3 – LOANS (Continued)

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered pass rated loans. The following table presents the risk category of loans by class of loans based on the most recent analysis performed as of December 31, 2011:

Credit Risk Profile by Internally Assigned Grades	Pass	Special Mention	Substandard	Doubtful	Total
Commercial	$82,922	$1,540	$—	$354	$84,816
Commercial real estate	94,518	1,595	—	682	96,795

Total	$177,440	$3,135	$—	$1,036	$181,611

NOTE 4 – FAIR VALUE

The Bank utilizes a fair value hierarchy which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect the Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are determined by matrix pricing, which is a mathematical technique widely used to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income that’s available. Such adjustments are usually significant and typically result in Level 3 classification of the inputs for determining fair value.

(Continued)

16.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 4 – FAIR VALUE (Continued)

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements At December 31 Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
2011
Assets:
Available for sale securities
Mortgage-backed—residential	$—	$206,004	$—

2010
Assets:
Available for sale securities
U.S. Treasury and federal agency	$—	$10,000	$—
Mortgage-backed—residential	—	115,002	—

Total available for sale securities	$—	$125,002	$—

Assets measured at fair value on a non recurring basis are summarized below:

	Fair Value Measurements at December 31, 2011 Using		Fair Value Measurements at December 31, 2010 Using
	Carrying Value	Significant Unobservable Inputs (Level 3)	Carrying Value	Significant Unobservable Inputs (Level 3)
Impaired loans
Commercial	$425	$425	$—	$—
Commercial real estate	$682	$682	$682	$682

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a principal balance of $1,311, with a valuation allowance of $204 at December 31, 2011, resulting in an additional provision for loan losses of $204 for the year ended December 31, 2011. At December 31, 2010, impaired loans had a principal balance of $682, with a valuation allowance of $0, resulting in an additional provision for loan losses of $0 for the year ended December 31, 2010.

(Continued)

17.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 4 – FAIR VALUE (Continued)

Carrying amount and estimated fair values of financial instruments at year-end December 31 were as follows:

	Carrying Amount	Fair Value
2011
Financial assets
Cash and cash equivalents	$44,283	$44,283
Securities available for sale	206,004	206,004
FHLB and FRB Stock	1,045	N/A
Loans, net	179,243	179,287
Accrued interest receivable	1,133	1,133

Financial liabilities
Deposits	369,455	371,005
FHLB advances	10,000	10,199
Securities under agreement to repurchase	20,000	20,397
Accrued interest payable	523	523

2010
Financial assets
Cash and cash equivalents	$43,034	$43,034
Securities available for sale	125,002	125,002
Securities held to maturity	77,244	76,785
FHLB and FRB Stock	1,749	N/A
Loans, net	134,236	132,150
Accrued interest receivable	1,253	1,253

Financial liabilities
Deposits	310,307	310,996
FHLB advances	25,000	25,037
Securities under agreement to repurchase	20,000	20,021
Accrued interest payable	538	538

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and due from banks, federal funds sold, accrued interest receivable, demand deposits, and variable rate loans or deposits that reprice frequently and fully. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of debt is based on current rates for similar financing. It was not practicable to determine the fair value of FHLB and FRB stock due to restrictions placed on its transferability. The fair value of off balance sheet items is not considered material.

(Continued)

18.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 5 – PREMISES AND EQUIPMENT

Premises and equipment for years ended December 31 are as follows:

	2011	2010
Furniture, fixtures and equipment	$1,436	$1,416
Leasehold improvements	584	584

Total cost	2,020	2,000
Less: Accumulated depreciation	1,458	1,300

Net book value	$562	$700

Depreciation expense for years ended December 31, 2011 and 2010 was $158 and $206, respectively.

The Bank leases real properties and some equipment under operating leases. Rent expense was $589 and $596 for 2011 and 2010, respectively. Rent commitments, before considering renewal options that generally are present, were as follows:

2012	$615
2013	641
2014	648
2015	654
2016	698
Thereafter	967

Total	$4,223

NOTE 6 – DEPOSITS

Time deposits of $100 thousand or more were $118,737 and $116,473 at December 31, 2011 and 2010, respectively.

Scheduled maturities of all time deposits for the next five years were as follows:

2012	$99,641
2013	26,546
2014	203
2015	—
2016	—

$126,390

(Continued)

19.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 7 – SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (Continued)

Securities sold under agreements to repurchase are financing arrangements that mature within three years. At maturity, the securities underlying the agreements are returned to the Bank

During 2011, the Bank refinanced $20 million of repurchase agreements with PNC. The Bank was not required to pay prepayment penalty in cash at the time of the refinance. Instead, the prepayment penalty is reflected in the refinanced rates on the repurchase agreements.

NOTE 8 – FHLB ADVANCES

At December 31, 2011 and 2010, advances from the FHLB were as follows:

2011
Maturity of March 2013, with fixed rate of 2.0%	$10,000

2010
Maturities of August 2011 and March 2013, with fixed rates of 1.61% and 2.0%, respectively	$25,000

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. The advances were collateralized by $10,526 and $26,992 of investment securities under a blanket lien arrangement at December 31, 2011 and 2010, respectively. Based on this collateral and the Bank’s holdings of FHLB stock, the Bank is eligible to borrow up to $124,342 and $103,915 at December 31, 2011 and 2010, respectively.

Payment Information: Required payments over the next five years are:

2012	$—
2013	10,000
2014	—
2015	—
2016	—

NOTE 9 – INCOME TAXES

Income tax expense was as follows:

	2011	2010
Current expense
Federal	$2,125	$990
State	1,270	535

Deferred expense
Federal	(74)	(54)
State	(40)	28

Total	$3,281	$1,499

(Continued)

20.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 9 – INCOME TAXES (Continued)

Year-end December 31 deferred tax assets and liabilities were as follows:

	2011	2010
Deferred tax assets:
Allowance for loan losses	$579	$500
Deferred loan fees	43	30
Deferred rent	53	53
Stock awards	28	27
Other	15	16

	718	626
Deferred tax liabilities:
Depreciation	7	29
Net unrealized gain on securities available for sale	742	343

	749	372

Net deferred tax asset	$(31)	$254

The total amount of interest and penalties recorded in the income statement were $0 for the years ended December 31, 2011 and 2010, and the amounts accrued for interest and penalties were $0 at December 31, 2011 and 2010, respectively.

The Bank has no unrecognized income tax benefits and does not expect an increase in unrecognized income tax benefits in the next twelve months.

The Bank is subjected to U.S. federal income tax as well as income tax of the State of New York. The Bank is no longer subject to examination by taxing authorities for years before 2008.

NOTE 10 – RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates amounting to approximately $1,398 and $1,764 at December 31, 2011 and 2010, respectively.

NOTE 11 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amounts of financial instruments with off-balance-sheet risk for year-end December 31 were as follows:

	2011	2010
Unused lines of credit	$35,586	$22,876
Standby letters of credit	3,532	7,219

(Continued)

21.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 12 – PROFIT SHARING PLAN

The Bank has a profit sharing plan covering substantially all of its employees. Contributions are at the discretion of the Board of Directors and amounted to $120 and $110 for 2011 and 2010, respectively.

NOTE 13 – STOCK BASED COMPENSATION

The Bank has one share based compensation plan as described below. Total compensation cost that has been charged against income for this plan was $6 for 2011 and $38 for 2010. The total income tax benefit was $1 for 2011 and $7 for 2010.

Stock Option Plan

The Bank’s 2006 Stock Option Plan (stock option plan or the Plan), which is stockholder-approved, permits the grant of share options to its directors, officers and employees for up to 30,000 shares of common stock. The Bank believes that such awards allow the Bank to attract and retain individuals of outstanding competence. Option awards are generally granted with an exercise price equal to the market price of the Bank’s common stock at the date of grant; those option awards have a vesting period of 4 years and have 5 to 10-year contractual terms.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model. Expected volatilities are based on historical volatilities of the Bank’s common stock. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

A summary of the activity in the stock option plan for 2011 follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at beginning of year	15,280	$98.56
Granted	—
Exercised	—
Forfeited or expired	—

Outstanding at end of year	15,280	$98.56	3.3

Exercisable at end of year	15,280	$98.56	3.3

There were no options granted or exercised during 2011.

As of December 31, 2011 and 2010, there were $0 and $6, respectively, of total unrecognized compensation cost related to nonvested stock options granted under the Plan.

(Continued)

22.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 13 – STOCK BASED COMPENSATION (Continued)

During 2011, the Bank extended the contractual life of 5,730 fully vested share options held by two executives. As a result of these modifications, the Bank did not recognize additional compensation expense for the year ended December 31, 2011 as the effect of the modifications was not material to the financial results of the Bank. There were no modifications in 2010.

NOTE 14 – REGULATORY CAPITAL

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of December 31, 2011, the Bank meets all capital adequacy requirements to which it is subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

At December 31, 2011 and 2010, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category. To be categorized as well capitalized, minimum capital amounts and ratios must be maintained as shown in the following table.

Actual and required capital amounts (in thousands) and ratios are presented below at year-end December 31.

	Actual		Required For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2011
Total capital to risk weighted assets	$33,552	17.7%	$15,192	8%	$18,990	10.0%
Tier 1 (Core) capital to risk weighted assets	31,264	16.5	7,596	4.0	11,394	6.0
Tier 1 (Core) capital to average assets	31,264	7.4	16,951	4.0	21,189	5.0

2010
Total capital to risk weighted assets	$30,170	19.1%	$12,628	8.0%	$15,785	10.0%
Tier 1 (Core) capital to risk weighted assets	28,197	17.9	6,314	4.0	9,471	6.0
Tier 1 (Core) capital to average assets	28,197	7.3	15,506	4.0	19,383	5.0

(Continued)

23.

GOTHAM BANK OF NEW YORK

NOTES TO FINANCIAL STATEMENTS

December 31, 2011 and 2010

(Dollar amounts in thousands except per share amounts)

NOTE 15 – OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related tax effects were as follows:

	2011	2010
Unrealized gains on securities transferred from held-to-maturity	$1,728	$—
Unrealized holding gains on available for sale securities	3,731	3,151
Reclassification adjustment for gains realized in income	(4,487)	(2,473)

Net unrealized gains (loss)	972	678
Tax effect	447	312

Net-of-tax amount	$525	$366

NOTE 16 – SUBSEQUENT EVENTS

On January 17, 2012, Gotham Bank of New York, a New York State-chartered banking corporation, entered into an Agreement and Plan of Merger with Provident Bank, the principal subsidiary of Provident New York Bancorp. The Merger Agreement provides for a business combination whereby the Bank will be merged with and into an interim federal savings bank and wholly owned subsidiary of Provident Bank, followed by a merger of the Bank with and into Provident Bank, with Provident Bank as the surviving corporation in the transaction, subject to approval by Provident Bank and Gotham Bank of New York’s regulators and shareholders.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Bank shareholders will receive cash equal to 125% of tangible net worth, subject to adjustments under the Merger Agreement. The closing of the Merger Agreement is expected to take place in the calendar third quarter of 2012.

24.